Exhibit 23.1


                      CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-________) of Commercial Assets, Inc. of our report dated January 29, 1999 with respect to the consolidated financial statements and schedules of Commercial Assets, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




                                                          ERNST & YOUNG LLP

April 16, 1999
Denver, Colorado